UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SOUTHWEST GAS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

DAVID ADAME

NORA MEAD BROWNELL

MARCIE L. EDWARDS

ANDREW W. EVANS

H. RUSSELL FRISBY, JR.

WALTER M. HIGGINS III

RINA JOSHI

HENRY P. LINGINFELTER

JESSE A. LYNN

RUBY SHARMA

ANDREW J. TENO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 12, 2022, Carl C. Icahn and affiliated entities released a presentation regarding Southwest Gas Holdings, Inc., a copy of which is filed herewith as Exhibit 1.

THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. CARL C. ICAHN AND HIS AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND, IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2022.

Exhibit 1

Southwest Gas Holdings, Inc. (“SWX”) New Board Plan Spring 2022

Table of Contents • Executive Summary • How We Got Here • Management’s “New” Old Plan • New Board Plan • The Choice is Yours • Appendix

Executive Summary WE BELIEVE OUR NEW BOARD WILL IMPLEMENT A TURNAROUND AIMED AT REVERSING SWX’S MULTI-YEAR OPERATIONAL AND SHARE PRICE UNDERPERFORMANCE BY MONETIZING ASSETS, RETIRING HOLDING COMPANY DEBT AND IMPROVING UTILITY ROE. • SWX’s share price has underperformed gas peers by 72% since Hester became CEO in 2015(1) • Hester and the incumbent directors have been buying non-core assets at top dollar through competitive auctions when all other utilities are selling non-core assets • Hester and the incumbent directors allowed the utility ROE to drop to an unacceptably low ~7% vs. allowed ROE >9% in large part caused by general & administrative costs increasing 42% since Hester’s appointment as CEO • While the incumbent Board’s plan to “separate” Centuri is better than nothing, the method is suboptimal given it leaves SWX with $1.2 billion of holding company debt (vs. negligible debt prior to the Questar acquisition) and today’s market conditions are not favorable to small cap spin-offs and IPOs • We believe the Icahn nominees, which we refer to as the New Board, will look to monetize Questar and Centuri in a manner that retires all holding company debt, raises excess cash and will bring new oversight needed to improve utility ROE close to 9% Share price change from 4/1/15 to 4/8/22. SWX (+33%), Atmos Energy (+118%), ONE Gas (+111%) and NiSource (+84%). 3

Executive Summary

WE BELIEVE OUR NEW BOARD WILL IMPLEMENT A TURNAROUND AIMED AT REVERSING SWX'S MULTI-YEAR OPERATIONAL AND SHARE PRICE UNDERPERFORMANCE BY MONETIZING ASSETS, RETIRING HOLDING COMPANY DEBT AND IMPROVING UTILITY ROE.

- If our slate of highly qualified and independent nominees is elected, SWX's share price could be worth $114-$144 per share[(1)]
- If the incumbent slate of directors is elected, Hester will be encouraged to double-down on buying non-core assets and the share price could fall back into the ~$60s or lower
- SWX has failed to answer key questions
  - How can you implement a poison pill and deny shareholders the right to decide for themselves on an $82.50 tender offer, while at the same time issuing equity to "preferred buyers" at $74 per share?
  - How do you sell stock to "preferred buyers" at $74 per share but not even respond to someone who offered to pay $82.50 for the same stock before the deal closed?
  - Why is SWX the only utility buying non-core assets?
  - Why did Questar's EBITDA decline by 7% from October 2021 to March 2022?
  - How did the SWX Board decide that a tax-free spin of Centuri is preferable to a sale?
  - How did utility G&A increase 42% from 2015 to 2020?
  - What is management's plan to increase ROE to its allowed ROE?

(1): See appendix.

4

How We Got Here: Long Term Share Price Underperformance SINCE HESTER BECAME CEO, SWX’S SHARE PRICE MATERIALLY UNDERPERFORMED PEERS. Regulated Gas LDC Peers 140% 120% 100% 80% 60% 40% 20% 0% (20%) (40%) Apr 15 Jan 16 Oct 16 Jul 17 Apr 18 Jan 19 Oct 19 Jul 20 Apr 21 Jan 22 SWX ATO NI OGS Note: As of 4/8/22. 5

How We Got Here: Long-Term Share Price Underperformance EVEN MORE SHOCKING WHEN CONSIDERING PERFORMANCE OF UTILITY SERVICES PEERS! Utility Services Peers 300% 250% 200% 150% 100% 50% 0% (50%) Jan-20 Apr-20 Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 SWX PWR MYRG Note: As of 4/8/22. 6

How We Got Here: Return on Equity (“ROE”) Underperformance SWX HAS THE LOWEST ROE OF UTILITIES IN ARIZONA AND NEVADA. THERE IS NO JUSTIFICATION EXCEPT FOR MANAGEMENT. (1) SWX adjusted for excess COLI income and 18% tax rate. Unadjusted ROE of 7.5% and 7.8% in 2020 and 2021 as per SWX. 7

How We Got Here: Excessive General and Administrative Costs G&A HAS GROWN 42% SINCE HESTER BECAME CEO. THIS SEEMS HIGH! Utility G&A Hester’s $50M of Added Cost 2021 not yet available. 8

How We Got Here: G&A Growth Far In Excess of Peers SWX’s G&A INCREASE OF 42% IS MUCH HIGHER THAN PEER NV AND AZ UTILITIES WHO GREW AT ~10% OR LESS. SOME IS LIKELY LEGITIMATE, BUT.... 2021 not yet available. 9

How We Got Here: Inappropriate Expenses IN 2018 & 2020, NEVADA STAFF FOUND THAT SWX WAS TRYING TO PASS ON MANICURES, GOLF MEMBERSHIPS AND A MILLION-DOLLAR HOME TO CUSTOMERS…. “Staff believes SWG needs to change its culture to be a better steward of ratepayer money, which begins by holding SWG’s Senior Executives accountable for the including of such invoices, costs and expenditures without thorough and proper vetting.” “Nevada ratepayers should not be asked to pay for the cost of a District Manager to live in a million-dollar home” “Staff also found expenditures associated with bartender costs, a golf course membership” “SWG Board of Director having a manicure and pedicure and billing ratepayers” “The Work Order for the purchase of the CEO office furniture is 0057W0004777 and the total amount is $120,449.71” “SWG Senior Executives incurring a dinner tab in excess of $4,700” “SWG should not have performed the remodel in its existing headquarters since a new Executive Board Room will be constructed at the new SWG headquarters building on Durango –and SWG’s ratepayers should not pay twice for Executive Board rooms.” Source: State of Nevada Public Utilities Commission filings (2018-2020). 10

How We Got Here: Continuing Inappropriate Expenses IN 2022 THE BEHAVIOR CONTINUED. WHEN WILL SWX LISTEN TO REGULATORS AND DISCONTINUE OBJECTIONABLE BEHAVIOR? “Recommend that the Commission disallow $115,000k associated with the purchase and installation for the large screen monitor housed at the lobby of SWG’s East Durango office” “Staff grew concerned over some of the what appeared to be lavish expenses incurred in work orders under the $1M threshold” “Staff is proposing to disallow fifty percent of the costs associated with the electrically height adjustable desk bases. This disallowance is ~$95k” (and there were 3 more similar charges for a total of $258k of disallowances for standing desks) “Recommendation #1 – Issue a directive that SWG will cease charging to any regulated account alcohol, gift certificates, meals and other costs” “No information explaining why the NEOs deserved a base wage increase more than double what was granted in 2020 was included in this filing” Source: State of Nevada Public Utilities Commission filings (2022). 11

How We Got Here: M&A Diversification WHY IS SWX BUYING & DIVERSIFYING WHEN ALL OTHER UTILITIES ARE SELLING NON-CORE ASSETS? Buyers Sellers 12

How We Got Here: Credit Rating Downgrades DIVERSIFICATION HAS COSTS, DEBT-HEAVY ACQUISITIONS HAVE LED TO CREDIT RATING DOWNGRADES. Moody’s “The utility’s CFO pre-W/C to debt ratio has fallen from 20% in 2017 to below 01/29/21 15% in both 2019 and 2020, and we do not expect it to recover materially in coming years” Fitch “SWX’s Negative Outlook reflects the increased business risk due to a large 06/29/21 unregulated transaction and higher projected consolidated leverage following completion of the transaction” S&P “The downgrade in part reflects the additional leverage SWX took on to fund the 08/27/21 transaction” “The downgrade also reflects the increase in the company’s business risk given the disproportionate expansion in SWX’s higher-risk, nonutility construction operations” Fitch “Fitch projects FFO leverage following the acquisition of Questar to increase 10/06/21 further and stay in the 4.9x-5.2x range through 2023, above the negative sensitivity threshold of 4.5x. The leverage is also above Fitch’s previous expectations of 4.6x-4.8x following the acquisition of Riggs Distler infrastructure service business this summer, which resulted in the Outlook revision to Negative from Stable” “In addition, the transaction contemplates adding holding company debt to the capital structure and based on the proposed deal financing parent debt would increases to about 15% of the total debt” Note: Emphasis added. 13

How We Got Here: Questar Pipelines Deal OVER-PRICED, UNDER-DILIGENCED, NO SYNERGIES AND DILUTIVE TO GROWTH. THE QUESTAR DEAL WAS (AND REMAINS) BAD FOR SWX CUSTOMERS AND SHAREHOLDERS. • Why pay $300M more than Warren Buffet? He had so many synergies that his deal was blocked due to anti-trust. SWX is going to have to increase costs • Where is the shareholder vote? The 100% temporary debt-financing and initial plan to issue up 15% decline to $1 billion of equity forced >25% dilution on shareholders with NO VOTE • Why dilute the long-term business growth? Adding a long-haul natural gas pipeline fed by declining natural gas production in the Pinedale and Piceance basins dilutes the growth of the regulated utility and services division. If volumes in the basin decline, eventually the pipeline’s earnings will drop • Why issue stock at 1x rate base to buy an asset at 2x rate base? This defies modern finance. Especially since Questar Pipeline’s profits don’t grow(1) • What kind of diligence did SWX perform or were they just that sloppy (or worse)? EBITDA expectations already have declined by 7% (!!!) from $182M in Oct-21 to just $170M by Mar-22 (1) As per SWX presentation dated 10/5/21 EBITDA of $185M/$186M/$182M/$182M in 2018-2021E. 14

How We Got Here: SWX Overpaid for Questar WE BELIEVE SWX OVERPAID FOR QUESTAR BY AT LEAST $300 MILLION. • On October 5th, SWX paid $1,975 million to acquire Questar from Dominion • We believe SWX dramatically overpaid for the asset o In July 2020, Berkshire Hathaway agreed to buy Questar for $1,675 million (suggesting SWX overpaid by $300 million which is 18%) o A Bank of America research note dated March 23 has a base case valuation of Questar at $1,365 million (suggesting SWX overpaid by $600 million which is 45%) o A Wells Fargo research note dated March 3 has a valuation of $1,600 million (suggesting SWX overpaid by $400 million which is 23%) o On the call announcing the deal SWX stated the deal valued Questar at 9.8x 2021 EBITDA adjusted for a step-up in basis of $200 million. Excluding the basis step-up, SWX paid 10.9x EV/E. Excluding the basis step-up AND the newly disclosed 7% drop in EBITDA SWX actually paid 11.6x! 15

How We Got Here: There Never Was A Strategic Rationale for Questar

SWX BOUGHT QUESTAR BECAUSE IT GENERATES THE CASH TO FUND MORE EMPIRE BUILDING. WE SEE NO OTHER REASON.

- **Shortly after the Questar deal was announced, SWX management defended the deal in a meeting with Citi. Citi's published summary on 10/21/21:**

> **Strategic Rationale of Questar Deal:** SWX management defended the Questar deal arguing that: 1) other gas utilities own FERC regulated pipelines such as Atmos, 2) SWX is a gas business and owning FERC regulated pipelines is very similar to a gas utility business, and 3) FERC is already a regulator for SWX so not much will change.

- **We believe the defense/rationale is silly:**
  - **Atmos is the best-in-class publicly traded gas LDC. Atmos purposely avoided the TX shale gas pipeline buildout that started in 2015 – in their own backyard – and instead focused on their LDC operations**
  - **A long-haul natural gas pipeline transporting declining production from the Pinedale and Piceance in WY and CO is not the same as transporting gas in suburbs of AZ, CA and NV**
  - **There was no mention of ROEs or relative valuation between selling equity in a cheap asset to buy an overpriced asset in a competitive auction**
  - **The only thing that changed is that under SWX's ownership, Questar EBITDA immediately declined by 7%!**

16

How We Got Here: Questar does not enhance the “E” in ESG WE BELIEVE SWX’S CLAIMS THAT QUESTAR IS “E” ENHANCING IS GREENWASHING. • Management claims the Questar deal “… accelerates our energy transition strategy by strengthening our ability to provide affordable, low carbon energy to customers while positioning us to transport renewable natural gas, responsibly sourced gas and eventually, hydrogen and CO2.” • We believe the above statement is largely greenwashing o Renewable Natural Gas: Best sourced from landfills and agricultural waste. The EPA estimates there are a grand total of 9 potential landfill locations in all of WY and Utah. SWX has far more opportunity in AZ/CA/NV which have a total of 49 landfill sites. AZ and CA also have significantly larger dairy farms(1) o Hydrogen: SWX does not need to expand into WY and CO to invest in green hydrogen. Stranded solar renewables in AZ, CA and NV are plentiful. SWX also fails to mention that a large green hydrogen project is being constructed in central Utah, which entirely bypasses the need to use the Questar Pipeline system(2) o CO2: Lowest cost CO2 capture will be in areas with both extensive industrial emissions (CO2 sources) and storage like the US Gulf Coast (not in the wilderness of WY, CO, UT)(3) (1) Source: Archaea Energy presentation dated March 17, 2022. (2) Source: https://www.ghcoalition.org/green-hydrogen-at-scale (3) Source: https://www.iea.org/commentaries/the-world-has-vast-capacity-to-store-co2-net-zero-means-we-ll-need-it 17

How We Got Here: More Compensation For Underperformance DESPITE THE UNDERPERFORMANCE SWX MANAGEMENT HAS DECIDED TO PAY THEMSELVES MORE. COMPENSATION HAS GROWN AT A 19% CAGR SINCE 2018. Hester’s compensation increased 50% from 2018 to 2021! (1) Excludes “Change in Pension Value and Non-Qualified Deferred Compensation.” 18

How We Got Here: More Compensation For Underperformance [ ] SWX’S SHARE PRICE INCREASED BY 15% SINCE HESTER BECAME CEO(1). HESTER’S COMPENSATION INCREASED BY 132% OVER THAT TIME! (1) Measured from 04/01/15 to 10/1/21, the day prior to Questar deal leaking. 19

How We Got Here: Recent Timeline IEP HAS PROPOSED IDEAS, FINANCING AND OFFERS FOR SHAREHOLDERS. THE INCUMBENT BOARD GREETS WITH SILENCE AND A POISON PILL.

How We Got Here: Corporate Waste SWX’S SHARE SALE ON 3/28 CAUSED $70M OF VALUE DESTRUCTION OR ~$1 PER SHARE. • On the morning of 03/28, SWX rejected our tender offer price at $82.50 • Later that day, SWX launched a $400 million “public” offering that priced at $74 per share • We never received a response to our offer to finance the equity at $82.50 • SWX decided to cause ~$1 per share ($70 million in total) of value destruction to shareholders because they don’t like us 21

Management’s “New” Old Plan: Centuri Separation MANAGEMENT’S PLAN IS FAR FROM OPTIMIZED. • After many years of perpetual “optionality,” SWX begrudgingly agreed to separate Centuri (likely only to defend against our proxy contest) • Management said they would explore various options for Centuri but it appears to be suggesting a tax-free spin-off • We have two main concerns about a spin-off o Private Market Valuation > Public Market Valuation. Centuri will be on small size of public companies in a risky market where IPO and SPAC activity have declined o A spin-off leaves ~$1.2 billion of holding company debt at the parent limiting financial flexibility and pressuring ratings at SWX and at Southwest Gas Corp. 22

Management’s “New” Old Plan: Continue Empire Building CEO JOHN HESTER ADMITS HE IS ALWAYS LOOKING TO BUY ASSETS BUT ISN’T LOOKING TO SELL SWX. • On the 4Q21 Earnings Call, John Hester reveals the Board’s true thinking regarding M&A and shareholder value CEO: “So we’re not ready to pull the plug on being a publicly traded company yet” CEO: “We will continue to look at those [acquisition] opportunities. I think that we’ve looked at some of the properties that have come up in the past couple of years and frankly have had discussions with some of those parties. So that’s something [acquisitions] that definitely we will continue to look at” • Wouldn’t it be prudent for SWX to finalize its permanent financing for Questar, the separation of Centuri and the ROE improvement of the existing utility before already embarking on yet more M&A? 23

Management's "New" Old Plan: Questar Already Underperforming

THE INCUMBENT BOARD IS ASKING US TO TRUST THEM YET THE QUESTAR DEAL HAS SEEN EBITDA DROP BY 7% SINCE OCTOBER!

- **In the SWX presentation announcing the Questar deal, management highlighted that Questar was "stable" pointing to below EBITDA of $182-$186 million in 2018-2021**



...And Generate Strong Cash Flows ($mm)
$200
100
0
$185
$148
$186
$142
$182
$143
$182
$140
2018A
2019A
2020A
2021E
EBITDA
EBITDA Less Capex

- **In the 4Q21 earnings call, SWX provided 2022 EBITDA guidance of $170 million at the midpoint. <u>A decline of 7% in just 60 days of ownership!</u>**

- **To make matters worse, this 7% decline in EBITDA is before the eventual Questar Overthrust ROE reset. As of 3Q21, Overthrust earned a 30% ROE – far in excess of allowed rates. We expect that when a reset happens another $30 million of EBITDA (or 18% of current EBITDA is at risk)(1)**

(1) 3Q21 LTM Overthrust net income of $36 million and $123 million of average equity (3Q20-3Q21 average) at 20% tax rate.

24

Management’s “New” Old Plan: No Plan to Improve ROE SWX HAS PROVIDED NO PLAN TO REACH PEER ROE LEVELS. SWX CLAIMS IMPROVING RESULTS BUT ALL GAINS ARE UNSUSTAINABLE. • Management was only able to deliver an improved ROE in 2021 due to an unusually low tax rate of 13.6% (2019-2020 at ~18%) and higher than expected COLI income • Normalizing the tax rate to 18% and adjusting for COLI income, ROEs stayed at 7.1% in 2021, far below SWX’s average allowed ROE of ~9.4% and showing no improvement over 2020 25 Management’s “New” Old Plan: No Plan to Improve ROE SWX HAS PROVIDED NO PLAN TO REACH PEER ROE LEVELS. SWX CLAIMS IMPROVING RESULTS BUT ALL GAINS ARE UNSUSTAINABLE. • Management was only able to deliver an improved ROE in 2021 due to an unusually low tax rate of 13.6% (2019-2020 at ~18%) and higher than expected COLI income • Normalizing the tax rate to 18% and adjusting for COLI income, ROEs stayed at 7.1% in 2021, far below SWX’s average allowed ROE of ~9.4% and showing no improvement over 2020 25

Management’s “New” Old Plan: What is It? SWX’S PLAN = BUZZWORDS. • In response to one of our proposals SWX stated the below. What does this mean? “The Southwest Gas Board and management team are executing a clear and detailed strategy to create value and are committed to taking actions consistent with the focus of long-term stockholder value creation.” • When we review SWX’s actions it appears the plan is: “Buy whatever asset is available. Figure out the financing later because there is always lots of money around. Don’t worry about improving what you already have. Claim loudly that you are acting in the best interest of shareholders and customers.” 26

Management’s “New” Old Plan: Still Not Working SWX’S SHARE PRICE HAS UNDERPERFORMED ITS NATURAL GAS UTILITY PEERS BY ~22% SINCE THE DAY BEFORE THE QUESTAR DEAL WAS LEAKED. • We believe SWX would have underperformed even more had it not been for the proxy fight and tender offer

New Board Plan: Experienced Director Slate EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. • Ten new directors including former Chairs, CEOs, CFOs, EVPs, GMs, MDs, FERC and State Regulatory Commissioners • Multiple nominees are qualified to be an interim or permanent CEO • Majority of Board leadership roles could be held by diverse candidates • The two IEP nominees already serve on another utility board

New Board Plan: Bios EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. Nora Mead Brownell. Former FERC Commissioner. Former PA PUC member. President of National Association of Regulatory Utility Commissioners. Serves as Director of Sunnova Energy International Inc. (solar & energy storage) and Hennessey Capital Investment Corp (spac). Previously Chair of PG&E Corp amongst others Director Qualifications: Ms. Brownell’s deep experience in regulatory affairs relating to the Company’s industry gained through her time advising energy utilities and serving as a former Commissioner of the Federal Energy Regulatory Commission and as a former member of a state public utility commission, as well as her business and finance experience from her service on several public company boards, make Ms. Brownell well qualified to serve on the Board. Marcie Edwards. President of MLE Consulting for energy and water space. Served as General Manager of Los Angeles Department of Water and Power ($6 billion budget). Serves as Director of CIM Commercial Trust Corp. Served as Chair to the California Wildfire Safety Advisory Board and Director at American Public Power Association for AZ, CA and NV Director Qualifications: Ms. Edwards’ extensive knowledge of business, finance and administrative matters gained through managing public entities, including overseeing substantial budgets and investments and a large workforce, as well as her background in the public utilities sector, has provided her with intimate knowledge of the regulatory issues facing utility companies and makes her well qualified to serve on the Board. And 29

New Board Plan: Bios EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. Andrew Evans. Former CFO of Southern Company (electric and gas utility). At various times served as Chairman/President/CEO/COO of AGL Resources (largest publicly traded gas distribution company). Serves as a Director of private company Georgia Power Director Qualifications: Mr. Evans’ broad and extensive experience in business, finance, utilities, operations, financial planning and regulatory affairs gained through his time serving in a number of leadership positions, including as Chief Financial Officer of a publicly-traded electric and natural gas public utility company, as well as his intimate familiarity with the Company’s industry, make him well qualified to serve on the Board. H. Russell Frisby. Served as a Partner at Stinson LLP law firm and lead Telecommunications group and co-leader of State Utilities Practice Group. Served on Board of Pepco Holdings until sale to Exelon. Served as Chairman of the MD Public Service Commission. Recognized as “2022 Lawyer of the Year in Administrative & Regulatory Law in Washington, DC” Director Qualifications: Mr. Frisby’s vast knowledge of legal, regulatory, and public affairs matters involving the energy, telecommunications and technology sectors which he gained as leader of the Telecommunications Group and as co-leader of the State Utilities Practice Group of a large national law firm, as well as his prior leadership experience in various industry organizations and public company board experience, make him well qualified to serve on the board. 30

New Board Plan: Bios EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. Walter Higgins. Served as Chairman of South Jersey Industries (gas utility), CEO of Puerto Rico Electric Power Authority (electric utility), Chairman/President/CEO of Sierra Pacific Resources (electric and gas in NV), Chairman/President/CEO of AGL Resources (largest gas distribution company). Prior Board member of Just Energy and Aegis Insurance Director Qualifications: Mr. Higgins’ broad and extensive experience in business, finance, operations, utilities, and regulatory affairs, having served as a senior executive (including as Chief Executive Officer) and director of several companies in the utility and energy sector, makes him well qualified to serve on the Board. Rina Joshi. Served as Managing Director of Apollo Global Management and PointState Capital focusing on credit and special situations. Founder of the Nest Collective, an empowerment program and community for young girls in elementary school Director Qualifications: Ms. Joshi’s significant experience in business and finance matters, including her familiarity with capital markets, restructuring and M&A transactions, make her well qualified to serve on the Board.

New Board Plan: Bios EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. Henry Linginfelter. Retired as EVP of Southern Company Gas, responsible for day-to-day operations of the largest gas utility in the US, serving approximately 4.5 million customers in seven gas companies across seven states Director Qualifications: Mr. Linginfelter’s broad and extensive experience in business, finance, operations and administration, which he gained through serving as the head of all day-to-day operations for the largest gas utility business for more than ten years, his intimate familiarity with the natural gas utility sector, and his significant experience in regulatory and legislative affairs, make him well qualified to serve on the Board. Ruby Sharma. Served as Partner at Ernst & Young LLP (EY), a multinational professional services network where she founded and led the Center for Board Matters and developed and built EY’s Global Strategy and Execution infrastructure for Governance Services. Serves as a Director of ShotSpotter, Inc Director Qualifications: Ms. Sharma’s extensive business and finance experience gained from her time advising boards and management teams on mergers and acquisitions, initial public offerings, joint ventures, company restructurings, corporate governance, financial due diligence, and other compliance matters make her well qualified to serve on the Board. 32

New Board Plan: Bios EXPERIENCED. QUALIFIED. DIVERSE. INDEPENDENT. Jesse Lynn. General Counsel of Icahn Enterprises L.P. and Chief Operating Officer of Icahn Capital LP. Serves as a Director of FirstEnergy Corp. (electric utility), Xerox Holdings Corp. (print and digital documents) and Conduent Inc. (business process outsourcing services) Director Qualifications: Mr. Lynn’s broad business, legal and administration experience, his experience as a public company director, and his experience in a variety of industries make him well qualified to serve on the Board. Andrew Teno. Portfolio manager at Icahn Capital. Serves as a Director of FirstEnergy Corp. (electric utility), Cheniere Energy, Inc. (energy company focused on LNG-related businesses) and Herc Holdings Inc. (equipment rental supplier) Director Qualifications: Mr. Teno’s broad business and investment experience, his experience as a public company director, including as an Audit Committee member, and his familiarity with national and international business matters make him well qualified to serve on the Board.

New Board Plan: Independent Directors EIGHT OF THE TEN DIRECTOR NOMINEES ARE INDEPENDENT OF IEP. • No prior affiliation or overlapping Boards with IEP • No compensation agreements with IEP • All ten of the directors will be fiduciaries to SWX stockholders • The New Board Plan described herein has been discussed, but will ultimately be determined by the elected directors

New Board Plan: Commitment to Safety THERE IS NO HIGHER PRIORITY THAN THE SAFETY OF OUR CUSTOMERS, OUR EMPLOYEES AND THE PUBLIC. • Our directors would commit to maintaining existing safety practices (at a minimum) and would bring their combined expertise to ensure that SWG is doing all that it can to maintain the integrity of the distribution system and safety of employees • Our directors would look to hire an independent firm to perform an audit of existing safety practices (paid for by SWX, not SWG) and make any suggested improvements • Our directors would commit to best practices regarding reduction of fugitive methane emissions

New Board Plan: Work Cooperatively with Regulators UNLIKE CURRENT MANAGEMENT, WE WILL NOT UNILATERALLY STOP SAFETY PROGRAMS. • The Nevada PUC filed a report on January 21, 2022 discussing SWX’s decision to unilaterally disobey a commission order to remove certain plastic pipe “In Summary, one to two percent of the pipe in SWG’s system is causing five to ten percent of all hazardous leaks and excavation damages and that is why the Commission approved the accelerated EVPP replacements in Docket No. 18-06004 and why it was unreasonable for SWG to disregard the Commission Order in Docket No. 18-06004 and unilaterally slow the EVPP replacements.” “Staff contends this is not how a regulated utility should operate.” “Additionally, by SWG disregarding the Commission’s Order in Docket No. 18-06004, SWG is choosing to continue to operate leakier pipelines in its system even though it was granted regulatory authority to replace the EVPP on an accelerated basis with special rate making treatment. As such, SWG is choosing to impact the environment by increasing the amount of methane that is being released into the environment compared to what would be released if the EVPP had been replaced pursuant to the Commission’s Order.” Source: Docket No. 21-08009 Staff Testimony filed 1/21/22. 36

New Board Plan: Work Cooperatively with Regulators SWX MANAGEMENT APPEARS TO THINK IT’S ENTITLED TO FAVORABLE TREATMENT BY THE PUCS, WHILE MODERN UTILITY MANAGEMENT TEAMS KNOW THAT IT MUST BE EARNED. • In February 2022, SWX lost its appeal in a Nevada Supreme Court case whereby SWX sued the Nevada PUC following a negative rate case. The opinion states “…the commission questioned several seemingly inappropriate charges for which the utility requested compensation. The commission determined that the utility did not justify the expenses it sought to recover, and as a result, the commission denied the utility’s request for reimbursement and set a return on equity lower than what the utility had requested. The utility challenges the commission’s determination and rate setting, contending that it enjoys a presumption of prudence with the expenses it submits to the commission … In this appeal, we hold that utilities do not enjoy a presumption of prudence with respect to the expenses they incur; rather, the utility must show that the expenses were prudently incurred” • Utilities must and should justify their expenses and safeguard customer money Source: Southwest Gas Corp vs. Public Utilities Commission of Nevada. Filed 2/17/22. 37

New Board Plan: First 100 Days HIRE ADVISORS TO EXPLORE BEST PATHS TO UNLOCK VALUE AT SERVICES AND PIPELINE. NEW OVERSIGHT TO BEGIN TURNAROUND AT UTILITY. SWX Corporate • Interim CEO selection (if needed) • Evaluation and retention of existing senior management • Add AZ director to Board • Select Board leadership • No acquisitions • Evaluate tender offer and poison pill Utility Services Pipeline • Meet and listen to regulators & customers • Retain existing management team • Stabilize operations post acquisition • Establish operational improvement • Hire advisors. Likely sale • Hire advisors. Likely sale committee to evaluate every aspect to bring performance to first quartile • Hire auditors to examine and refund any past inappropriate expenses • Interview minority candidates for all roles • Evaluate utility managers to retain expertise and ensure no disruption • Hire counsel for Driscopipe® 8000 recovery 38

New Board Plan: Long-Term Plan THREE ENTIRELY SEPARATE COMPANIES WITH OPTIMIZED BALANCE SHEETS TO MAXIMIZE GROWTH AND FOCUS. SWX Corporate • Paydown all holdco debt • Cash buffer for renewable natural gas and green hydrogen investments Utility Services Pipeline • Install new leadership where • Likely sale given current market • Likely sale to party with synergies appropriate conditions are unfavorable for and scale • Implement industry best practices small cap spin-offs and equities • Grow rate base and optimize cost structure to achieve peer level ROEs • Develop collaborative relationship with regulators • Benefit from ~2% customer growth and modern plastic pipeline system for energy transition 39

New Board Plan: Utility Improvements FRESH EYES, INDUSTRY BEST PRACTICES AND CONTINUOUS IMPROVEMENT. • Why did G&A increase 42% since Hester became CEO? • With ~2% customer growth, why is OPEX per customer not declining? • How does adding holdco leverage, declining credit ratings and non-core assets increase the investment capacity and flexibility at the utility? • Is there a continuous improvement program with metrics and scorecards driven on a monthly basis to make sure that efficiencies are being achieved? • Are they using GIS-enabled field dispatching to improve customer service and efficiencies? • Have they explored cooperating with the local electric and water utilities to jointly conduct Locate Services? • Does SWX ever make external leadership hires (or strictly internal promotions)? • How did they spend $174M on an IT system? • Have they conducted a thorough evaluation of capital required to add new customers including sufficient “contributions in aid of construction from developers?” • Considering past product defects (Driscopipe® 8000) is SWX still purchasing product from the legacy supplier and has SWX and/or customers received any compensation? 40

New Board Plan: Long-Term Cost Improvement SWX’S OPEX PER CUSTOMER IS FAR FROM INDUSTRY LEADERS. If SWX bridged half the gap to ATO, customer bills would be $28 lower per year! (1) Excludes Fuel Costs, Depreciation and Amortization and Taxes Other Than Income. 41

New Board Plan: Improve the Balance Sheet IF SWX MONETIZED QUESTAR AND/OR CENTURI, IT COULD RETIRE ALL HOLDCO DEBT AND HAVE $2 BILLION OF CASH TO FUTURE PROOF THE BUSINESS. • We believe our Director slate would likely explore a monetization of both Questar Pipelines and Centuri • Assuming a sale of Questar and Centuri (after-taxes), SWX can repay the current $1.2 billion of holding company debt, resulting in $2 billion of excess cash to be used as a cushion to fund a combination of accelerated green investments and shareholder returns(1) • Assuming a sale of Questar and minority stake sale in Centuri, SWX can repay the current $1.2 billion of holding company debt, resulting in $500 million of excess cash to be used as a cushion to fund a combination of accelerated green investments and shareholder returns(1) (1) See Appendix for calculations. 42

New Board Plan: Potential Upside IF SHAREHOLDERS ACT, SIGNIFICANT SHARE PRICE APPRECIATION IS POSSIBLE. IF WE DO NOT, CONTINUED HIGH-RISK LOW-RETURN ACTIONS WILL INEVITABLY LEAD TO CALAMITY. (1) Current as of 4/8/22. See Appendix for supporting calculations. 43

The Choice is Yours THE INCUMBENT BOARD WILL ENSURE THAT YOU RECEIVE MORE OF THE SAME (OR WORSE). • If allowed to stay in office, the incumbent Board and management team at SWX will continue with its highly unprofitable and value-destructive record of overspending and empire building • And, if a shareholder challenges SWX’s incumbent Board, they will be greeted with silence, a poison pill and share issuances to “preferred buyers” 44

The Choice is Yours VOTING FOR OUR SLATE WILL UNLOCK SIGNIFICANT VALUE AT SWX. • You are offered two profitable options: o Vote FOR the election of our nominees and, if you are so inclined, sell your shares in the IEP tender offer at $82.50 per share; or o Vote FOR the election of our nominees, retain your shares and enjoy the benefits of the New Board Plan, which could result in a market value between $114 and $144 per share • Contrary to what the incumbent SWX Board wants you to believe, we are not seeking (and have never sought) to acquire all of SWX at a discount to its potential value. We are not stealing the Company. We simply believe that shareholders should be free to choose their own path – either sell or enjoy the benefits of the New Board Plan • Icahn will buy stock at $82.50 as long as our nominees are elected because he believes in SWX’s potential under new leadership. Meanwhile, the board and management will sell shares in the $60s and at $74, which tells you all you need to know about their view of SWX’s prospects under their continued leadership 45

Appendix: IEP & FirstEnergy (“FE”) Case Study • 02/18/21: FE announced that IEP was a shareholder • 03/16/21: FE announced that two Icahn executives (the same two nominated at SWX) have joined the Board. There was no public dispute • Since our involvement, FE sold a 20% stake in a business unit at record valuations, raised $1B of equity at a premium to market, signed a deferred prosecution agreement, agreed to $306M of customer refunds, received multiple credit rating upgrades, and increased capital spending. There have been no job reduction programs “[CEO] Strah said he has a good, productive and constructive relationship with two board members associated with Icahn” - Akron Beacon Journal as of 12/6/21 46

Appendix: Perpetual “Optionality” • Management has been talking about “optionality” at Centuri since 2014 • 2Q14 Earnings Call: o Analyst: “are you being approached by any private equity or any other type of bankers regarding doing something creative with that business” o Prior CEO: “And we think that will increase the optionality for the Board as time goes forward” • 1Q17 Earnings Call: o Analyst: “Okay. Then from a bigger picture perspective, is there anymore – any update on the thinking to perhaps separating Centuri from Southwest in any way? o CEO: “And as we see that business continue to grow, we’ll continue to evaluate the prospects for doing other things with it in the future” • 2018 Analyst Day: o CEO: “As the business continues to grow, we believe that, that does tend to incrementally increase what we would call its optionality is the possibility of having a publicly traded equity like you say –like you suggest, a possibility some time down the road. I would say, certainly, that is a possibility” • Riggs Distler M&A Call (June 2021): o CEO: “In summary, the acquisition provides greater scale, long-term growth and strategic optionality” o CEO: “So while it does increase the optionality for Centuri looking down the line, we think it’s a good partner and we plan on keeping it and continuing to grow” 47

Appendix: Valuation Supporting Materials Questar Pipeline Purchase Price 1,975 1,975 Memo {-): Overpayment 300 300 IEP Imp lied Questar Value 1,675 {-): Assumed OpCo Debt 430 430 Buffet Deal Price 1,730 Equity 1,245 1,245 Centuri 2022 EBITOA 325 325 <= SWX 5uide $292-$336 million Enterprise Value / EBITOA 10.0x 12.0x <= PWR at 14x 22 EV/ E. MYRG at ~9. 5x Asset Va lue 3,250 3,900 Centuri Tax Payment Low High { -): YE22 Net Debt + M in Interest 1,300 1,300 Centuri Equ ity Va lue 1,950 2,600 Equ ity Va lue 1,950 2,600 {-) lo;s for Quest ar 300 300 {-): tax payment 251 { -) NOL 455 455 Post-tax Equity Value 1,699 387 “”~ Ga in 1,195 1,845 2,213 Tax Rate 21% 21% Taxes Paid 251 387 Utility SWX Est. YE22 Rate Base 4,900 4,900 <= As per 4021 SWX presentation Enterprise Va lue / Rate Base 1.7x 2.0x <= Camps ATO & OGS = 1.7x. SJI j ust sold at~2x Enterprise Va lue 8,330 9,800 {-):Net Debt 2,927 2,927 {+): Excess Gas 241 241 {+): COLI po licies 150 150 Equity Value 5,794 7,264 Total Equity Value 8,738 10,721 {-):Ho ld ing Company Debt 1,215 1,215 Equ ity Va lue 7,523 9,507 Shares 66.1 66.1 Potential Value Per Share $113.88 $143.90 48

Appendix: Valuation Supporting Materials Low High Assuming 100% Sa le of Centuri Centuri Equity Value 1,699 2,213 Questar Equity Value 1,245 1,245 Cash Proceeds from Sale 2,944 3,458 {-): Holding Company Debt 1,21S 1,21S Excess Cash 1,730 2,243 Average of Excess cash 1,986 Assuming 20% Sale of Centuri Pre-Tax Equity Value of Centuri 1,950 2,600 % Sold 20% 20% $Value of Centuri Sold 390 520 Questar Equity Value 1,245 1,245 Cash Proceeds From Sale 1,635 1,765 {Holding Company Debt 1,21S 1,21S Excess Cash 421 551 Average of Excess cash 486

Additional Information; Participants in the Solicitation Additional Information and Where to Find It; Participants in the Solicitation and Notice to Investors THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. CARL C. ICAHN AND HIS AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND MAILED TO THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2022. THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. IEP UTILITY HOLDINGS LLC, AN AFFILIATE OF ICAHN ENTERPRISES, FILED A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC ON OCTOBER 27, 2021. SOUTHWEST GAS FILED A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC ON NOVEMBER 9, 2021. STOCKHOLDERS OF SOUTHWEST GAS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY IEP UTLITY HOLDINGS LLC WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SOUTHWEST GAS FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER IS HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM. 50

Forward-Looking Statements; Special Note Regarding Presentation Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. Important factors that could cause actual results to differ materially from the expectations set forth in this presentation include, among other things, the factors identified in the public filings of Southwest Gas. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Special Note Regarding this Presentation THIS PRESENTATION CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESENTATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS PRESENTATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW). 51